STANDARD COMMON STOCK WARRANT AGENCY PROVISIONS


     From time to time, Advanced Micro Devices, Inc., a Delaware corporation (the "Company"), may enter into one or more warrant agreements that provide for the issuance and sale of warrants ("Warrants") to purchase shares of the Company's Common Stock, par value $0.01 per share (such shares are hereinafter referred to as the "Shares" and, where appropriate, such term shall also mean the other securities or property purchasable upon the exercise of the Warrants upon the happening of certain events as provided for herein, and such Common stock is hereinafter referred to as the "Stock"). The standard provisions set forth herein may be incorporated by reference
in  any such  warrant agreement  (a  "Warrant  Agreement").    The  Warrant
Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement." The person named as the "Warrant Agent" in the first paragraph of the Warrant Agreement is herein referred to
as the "Warrant Agent."   Unless otherwise defined in this  Agreement or  in the
Warrant Agreement, as the case may be, terms defined in the Warrant Agreement are used herein as therein defined and terms defined herein are used in the Warrant Agreement as herein defined.

     SECTION 1. Number of  Warrants Unlimited; Issuable from Time to  Time.
                -----------------------------------------------------------
The number of Warrants which may be issued and delivered under this Agreement is unlimited.

     There shall be established in or pursuant to a resolution of the Board  of
Directors  of the Company  or of a  duly authorized committee  thereof   or
established  in  one   or  more  Warrant Agreements  supplemental hereto,  prior
to the  issuance of  any Warrants:

          (1)  the Designation of such Warrants,

          (2) if the Warrants are issued together as a unit with any other securities of the Company, the date after which the Warrants shall be freely tradable separately from such other securities (the "Distribution Date") and if the Company may at its option or under circumstances described therein provide for an earlier Distribution Date,

          (3)  the Expiration Date pursuant to Section 6,

          (4)  the Exercise Price pursuant to Section 6,

          (5) the Call Price, Call Date and Call Terms pursuant to Section 7, if any,

          (6) the limitations, if any, upon the Reduced Exercise Price and the Reduced Exercise Price Period pursuant to Section 8,

          (7)  the  circumstances,  if   any,  under  which   the Exercise Price
and the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment and the manner of making any such adjustment.

     SECTION 2.   Form of Warrant Certificates.  The certificates evidencing
                  -----------------------------
the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only. The Warrant Certificates shall be in substantially such form or forms as shall be established by the Company from time to time pursuant to one or more resolutions of the Board of Directors of the Company or of a duly authorized committee thereof or in
one or more Warrant Agreements supplemental hereto, in  each  case  with   such
appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants.

     SECTION  3.   Execution  of Warrant  Certificates.   Warrant Certificates
                   ------------------------------------
shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary, under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the current or any future Chairman of the Board, Chief Executive Officer, President, Vice President, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the
Board,   Chief  Executive  Officer,  President,  Vice  President, Treasurer,
Secretary of Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of
such person shall have ceased to hold such office.   The seal of  the Company
may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     If any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such officer.

     SECTION  4.    Registration and  Countersignature.   Warrant Certificates
                    -----------------------------------
shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrants shall be numbered and shall be registered in a register (the "Warrant Register") to be maintained by the Warrant Agent.

     The Warrant Agent's countersignature on all Warrants shall be in substantially the following form:

                            [NAME OF WARRANT AGENT]
                                as Warrant Agent



                 By ___________________________________________
                              Authorized Signatory

     The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     SECTION 5.   Registration of  Transfers and Exchanges.   The Warrant  Agent
                  -----------------------------------------
shall from time  to time register  the transfer of any  outstanding Warrant
Certificates in the Warrant Register, upon surrender of such Warrant Certificates, duly endorsed, and accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by (a) a bank or trust company, (b) a broker or dealer that is a member of the National Association of Securities Dealers, Inc. (the "NASD") or (c) a member of a national securities
exchange.    Upon  any  such registration  of transfer,  a  new Warrant
Certificate shall  be issued to the transferee.

     Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at its offices or
agency  maintained  for  the   purpose  of exchanging, transferring and
exercising the Warrants (a "Warrant Agent Office") or at the offices of any successor Warrant Agent as provided in Section 19 hereof, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.


     The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, and deliver the new Warrant Certificates required pursuant to the provisions of this Section, and for the purpose of any distribution of Warrant Certificates contemplated by
Section 14.

     SECTION 6.  Duration and Exercise of Warrants.  The Warrants shall expire
                 ----------------------------------
on  (a) the close of business on  the date set forth pursuant  to  Section  1, or (b) such later date as shall be determined in the sole discretion of the Company, in a written statement to the Warrant Agent and with notice to registered holders  of Warrants  in the  manner provided  for in  Section 16
(such  date  of  expiration  being  herein  referred  to  as  the "Expiration
Date").   On  and after  the Distribution  Date, each Warrant may be exercised on  any business day on or prior  to the close of  business on  the Expiration
Date.   After the  close of business on  the Expiration Date,  the Warrants will become void and of no value.

     Subject to the provisions of this Agreement, including Section 14, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable Share at the price set forth pursuant to Section 1 (such price, as may be adjusted from time to time as provided in Section 14,
being  the "Exercise  Price")  upon depositing  with the  Warrant Agent  at   a
Warrant  Agent  Office   the  Warrant  Certificate evidencing such Warrant, with
the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange, and upon payment of the Exercise Price for the number of Shares in
respect  of which such Warrants are being  exercised.   Payment of  the
aggregate Exercise Price shall be made in lawful money of the United States of America.

     Subject to Section 10, upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the Company's Stock transfer agent (the "Transfer Agent") for issuance and
delivery  to  or  upon the written  order   of  the   registered  holder  of
such Warrant Certificate and in such name or names as such registered holder may designate, a certificate or certificates for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such
Warrant  Certificate.    Such certificate  or certificates shall be deemed  to
have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate duly executed and
payment  of  the Exercise Price.   The  Warrants evidenced  by a Warrant
Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for a portion of the number of Warrants specified in the Warrant Certificate. If less than all of


the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the date of expiration for the Warrants, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to
countersign  the required new   Warrant Certificate  or   Certificates  pursuant
to  the provisions of Section 5 and this Section 6.

     The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay or deliver to the Company all moneys received by it on the purchase of Shares through the exercise of Warrants.

     SECTION 7.   Call of  Warrants by the Company.   The Company shall have the
                  ---------------------------------
right to call and repurchase any or all Warrants at the price (the "Call Price") and on or after the date (the "Call Date") and upon the terms (the "Call Terms") as shall be set forth pursuant to Section 1. Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in the manner provided in Section 16.

     SECTION 8. Optional Reduction of Exercise Price.  Subject to the limits, if
                -------------------------------------
any, set forth pursuant to Section 1, the Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Exercise Price to such amount (the "Reduced Exercise Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Exercise Price Period") as may be deemed appropriate by the Company. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to registered holders of Warrants in the manner provided in Section 16. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be such Exercise Price that would have been in effect, as adjusted pursuant to the provisions of
Section 14, had there been no  reduction in the Exercise Price pursuant to  the
provisions of  this Section 8.   No reduction of the  then current Exercise
Price pursuant to the provisions of this Section 8 shall be deemed for the purposes of Section 14 hereof to alter or adjust the Exercise Price.

     SECTION  9.  Cancellation of Warrants.  If the Company shall purchase or
                  -------------------------
otherwise acquire Warrants, the Warrant Certificate representing such Warrants shall thereupon be delivered to the Warrant Agent and be canceled by it and
retired.   The Warrant Agent  shall  cancel  all Warrant  Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such canceled Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

     SECTION 10.   Payment of Taxes.   The Company  will pay  all documentary
                   -----------------
stamp taxes attributable to the initial issuance of Warrants and of Shares upon the exercise of Warrants; provided that the Company shall not be
                                 --------
required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company
shall  not  be  required  to   issue  or  deliver  such certificates unless or
until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 11.  Mutilated or Missing Warrant  Certificates.  If any of the
                  -------------------------------------------
Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or
bond, if  requested, also satisfactory  to them.   Applicants  for such
substitute Warrant Certificates   shall  also  comply  with  such  other
reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

     SECTION  12.   Reservation of  Shares.   For the  purpose of enabling  it
                    -----------------------
to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent for such Stock is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or
treasury  shares of Common Stock as  shall be required for  such purpose.   The
Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants pursuant to Section 14. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.


     Before  taking any  action  that would  cause an  adjustment pursuant to
Section 14 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in
order  that  the Company   may  validly   and   legally  issue   fully  paid
and nonassessable Shares at the Exercise Price as so adjusted.

     The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance ith the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

     SECTION 13.   Obtaining of Governmental  Approvals and Stock Listings.
                   --------------------------------------------------------
So  long as  any  Warrants  remain  outstanding, the Company  will take  all
necessary  steps (a)  to obtain  and keep effective  any  and  all   permits,
consents and approvals of governmental agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Warrants, and (b) to have the shares of Stock, immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Stock is then listed or (ii) if the Stock is not then listed on any national securities exchange, listed for quotation on the NASD Automated Quotations System ("NASDAQ") National Market System ("NASDAQ/NMS") or such other over-the-counter quotation system on which the Stock may then be listed.

     SECTION 14.   Adjustment  of  Exercise Price  and Number  of Shares
                   -----------------------------------------------------
Purchasable  or Number  of Warrants.    Except as  may be otherwise  provided in
- ------------------------------------
accordance with Section 1, the Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 14.

          (a) If the Company shall (i) pay a dividend on its capital stock (including Stock) in shares of Stock, (ii) subdivide its outstanding shares of Stock, (iii) combine its outstanding shares of Stock into a smaller number of shares of Stock or (iv) issue any shares of its capital stock in a reclassification of the Stock (including any such reclas-sification in connection with a consolidation or merger in which the
     Company is the continuing corporation), the number of  Shares   purchasable
     upon  exercise  of   each  Warrant immediately prior thereto  shall  be
     adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the


     happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
     (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b)  In the event of  any capital reorganization or any
     reclassification  of  the  Stock   (except  as  provided  in paragraph  (a)
     above or paragraph (h) below), any holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Stock to which he would have become entitled upon exercise immediately prior to such
     reorganization  or reclassification, the shares   (of any class or classes)
     or other securities or property of the Company that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) shall be made for the application of this Section 14 with respect
     to  the rights  and interests thereafter  of  the  holders   of  Warrants
     (including the allocation of the adjusted Exercise Price between or among shares of classes of capital stock), to the end that this Section 14 (including the adjustments of the number of shares of Stock or other securities purchasable and the Exercise Price thereof) shall
     thereafter be  reflected, as nearly   as  reasonably   practicable,  in
     all subsequent exercises of the Warrants for any shares or securities or other property thereafter deliverable upon the exercise of Warrants.

          (c) Except for adjustments required by paragraph (h) hereof, no adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a Share, as the case may be.

          (d) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to issue additional Warrants in substitution for an adjustment in the number of Shares as provided in paragraph (f)), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the
     number of  Shares purchasable  upon the exercise  of   each  Warrant
     immediately  prior   to  such adjustment, and the denominator of which
     shall be the number of Shares so purchasable immediately thereafter.


          (e) For the purpose of this Section 14, the term "shares of Stock" shall mean (i) the Common Stock of the Company or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, of from par value to no par value, or from no par value to par
     value.   If at any  time, as  a result  of an  adjustment made  pursuant to paragraph (a) or (b) above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the
     Shares  contained  in   paragraphs  (a)  through  (d), inclusive, above,
     and the provisions of Section 6, 10, 12, 13(a) and 16, with respect to the Shares, shall apply on like terms to any such other shares.

          (f) The Company may elect, on or after the date of any adjustment required by paragraphs (a) through (b) of this Section 14, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the
     number of Warrants  shall become that   number  of  Warrants   (calculated
     to   the  nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the holders of Warrants in the same manner as provided in the first paragraph of Section 16, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known
     at  the time, the amount of the adjustment to be made.   This record date
     may be the date on which the Exercise Price is adjusted or any day
     thereafter.   Upon each adjustment of  the number of  Warrants  pursuant to this paragraph (f) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date
     Warrant Certificates   evidencing,  subject to  Section   15,  the
     additional Warrants to which  such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company,
     new   Warrant  Certificates evidencing   all  the Warrants to be issued,
     executed and registered in the manner specified in Sections 4 and 5 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

          (g) Except as provided in paragraph (a) of this Section 14, no adjustment in respect of any dividends shall be made during the terms of a Warrant or upon the exercise of a Warrant.

          (h) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been
     exercised  immediately  prior  to such  action.    The Company shall  mail
     by first class mail, postage prepaid, to each holder of  a Warrant,  notice
     of the  execution of  any such   agreement.     Such   agreement  shall
     provide  for adjustments,  which shall be as nearly  equivalent as may be
     practicable   to  the  adjustments   provided  for  in  this Section 14.
     The provisions of this paragraph (h) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant
     Agent shall be under no duty or responsibility   to   determine  the
     correctness   of  any provisions contained in  any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the
     method employed and provided therein  for any adjustments  and   shall  be
     entitled  to   rely  upon  the provisions contained in any such agreement.

          (i) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     SECTION 15.  Fractional Warrants and Fractional Shares.
                  -----------------------------------------

          (a)  The  Company  shall  not   be  required  to  issue fractions  of
     Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 14(f) or to distribute Warrant
     Certificates that evidence fractional Warrants.   In lieu of such
     fractional Warrants there shall be   paid  to   the  registered   holders
     of   the  Warrant Certificates with  regard to which  such fractional
     Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this Section 15(a), the current market value of a Warrant shall be the


     closing price of one Warrant (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

          (b) Notwithstanding any adjustment to Section 14 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Stock. For purposes of this Section 15(b), the current market value of a share of Stock shall be the closing price of a share of Stock (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date of such exercise.

          (c) The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Warrants or Stock, as the case may be,
     is  not listed or admitted  to trading on  such exchange,   as  reported
     on  the   principal  consolidated transaction  reporting system  with respect to securities listed on the principal national securities exchange on which the Warrants or Stock, respectively, is listed or admitted to trading, or if the Warrants or Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, as reported on NASDAQ/NMS or, if the Warrants or Stock, as the case may be, is not listed or admitted to trading on NASDAQ/NMS, as reported on NASDAQ.

     SECTION 16.  Notices to Warrantholders.  Upon any adjustment of  the
                  --------------------------
number of Shares purchasable upon exercise of each Warrant, the Exercise Price or the number of Warrants outstanding pursuant to Section 14, the Company within twenty (20) calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (iii) cause to be given to each of the registered


holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 16.

     Pursuant to Sections 1, 6, 7 and 8, the Company  shall cause written notice of such later Distribution Date, such later Expiration Date, such Call Price, Call Date and Call Terms and such Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered holders of the Warrant Certificates by first class mail, postage prepaid, at such
holder's address  appearing on  the Warrant  Register.   In addition to  the
written notice referred to in the preceding sentence, the Company shall make a public announcement in a daily morning newspaper of general circulation in New York City and in San Francisco of such earlier Distribution Date, such later Expiration Date, such Call Price, Call Date and Call Terms and such Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, at least once a week for two successive weeks prior to the implementation of such terms.

     If:

          (a) The Company shall declare any dividend payable in any securities upon its shares of Stock or make any distribution (other than a cash dividend) to the holders of its shares of Stock, or

          (b) the Company shall offer to the holders of its shares of Stock any additional shares of Stock or securities convertible into shares of Stock or any right to subscribe thereto, or

          (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), then the Company shall (i) cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register, by first class mail, postage prepaid, and (ii) make a public announcement in a daily newspaper of general circulation in New York City and in San Francisco of such event, such giving of notice and publication to be completed at least ten (10) calendar days (or twenty (20) calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such


dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 16 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

     SECTION  17.   Merger, Consolidation  or  Change of  Name of Warrant
                    -----------------------------------------------------
Agent.  Any corporation into which the Warrant Agent may be merged or converted
- ------
or  with which it may be  consolidated, or any  corporation   resulting  from
any  merger,   conversion  or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of
Section 19. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may
adopt  the countersignature  of the  original Warrant  Agent;  and  if   at
that  time  any  of   the  Warrant Certificates shall not have  been
countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     SECTION  18.  Warrant  Agent.  The  Warrant Agent undertakes the duties
                   ---------------
and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:


          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable upon exercise of any Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with
     respect to the nature or  extent  of  or  method  employed   in  making
     any  such adjustments when made.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its negligence or bad faith.



          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the
     Warrants  may be enforced  by the  Warrant Agent  without   the  possession
     of  any   of  the  Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

          (j)  The   Warrant  Agent   shall  not  be   under  any responsibility
     in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.


          (k)  The  Warrant  Agent   is  hereby  authorized   and directed  to
     accept   instructions  with  respect  to   the performance of its duties
     hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

     SECTION 19.   Change of Warrant Agent.  If the Warrant Agent shall resign
                   ------------------------
(such resignation  to become effective  not earlier than sixty (60) days  after
the giving of written  notice thereof to   the  Company   and   the  registered
holders  of   Warrant Certificates)  or shall  become  incapable of  acting as
Warrant Agent or if the Board of Directors of the Company or a duly authorized committee thereof shall by resolution remove the Warrant Agent (such removal to become effective not earlier than thirty (30) days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Warrant Certificates), the Company shall appoint a successor to the
Warrant   Agent.    If  the  Company  shall  fail  to  make  such appointment
within  a  period of  thirty  (30)  days  after such removal  or after  it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate (in
the  case  of incapacity),   then  the   registered  holder   of   any  Warrant
Certificate may apply  to any court of competent jurisdiction for the
appointment of  a successor  to the Warrant  Agent.   Pending appointment  of a
successor to  the Warrant Agent,  either by the Company or by such a court, the
duties of the Warrant Agent shall be  carried out  by the  Company.   Any
successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without
further  act or  deed.   The former  Warrant Agent shall deliver  and transfer
to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose.
Failure to give any notice provided for in this Section 19 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.


     SECTION   20.    Warrantholder  Not  Deemed  a  Stockholder. Nothing
                      -------------------------------------------
contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

     SECTION  21.   Delivery of  Prospectus.   If the  Company is required
                    ------------------------
under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the certificate or certificates for the Shares issued upon such exercise, a copy of the prospectus.

     SECTION  22.   Notices to  Company and  Warrant Agent.   Any notice or
                    ---------------------------------------
demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

          Advanced Micro Devices, Inc.
          One AMD Place
          P.O. Box 3453
          Sunnyvale, CA  94088-3453
          Attention:  Secretary

     If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

     Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the address set forth in the Warrant Agreement.

     SECTION 23.   Supplements and  Amendments.  The  Company and the Warrant
                   ----------------------------
Agent may from time to time  supplement or amend this Agreement  without  the
approval   of  any  holders  of  Warrant Certificates  in   order  to
designate  Warrants   pursuant  to Section 1, to cure any ambiguity, manifest
error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Warrant Certificates.

     SECTION 24.   Successors.  All the  covenants and provisions of this
                   -----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 25.  Termination.  This Agreement shall terminate at the  close of
                  ------------
business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been
exercised.    The  provisions  of Section 18 shall survive such termination.

     SECTION 26.  Governing Law.  This Agreement and each Warrant Certificate
                  --------------
issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of such State.

     SECTION  27.  Benefits of  this Agreement.   Nothing in this Agreement
                   ----------------------------
shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

     SECTION 28.   Counterparts.  This Agreement  may be executed in any number
                   -------------
of counterparts and each of such counterparts shall for   all  purposes  be
deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     SECTION 29.   Headings.   The headings of  sections of  this Agreement have
                   ---------
been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

       --End of Standard Common Stock Warrant Provisions--


GENBUS\WTM\32636\0200\WARNT1-2.AGT 4456sn

                                      18